UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4401 First Avenue, Brooklyn, New York	11232-0005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2008, Coffee Holding Co., Inc. (the “Company”) entered into an Amended and Restated Employment with Andrew Gordon as Chief Executive Officer and President of the Company and an Amended and Restated Employment Agreement with David Gordon as Executive Vice President - Operations of the Company (collectively the “Amended and Restated Employment Agreements”). The employment agreements were amended and restated for the sole purpose of bringing them into compliance with Section 409A of the Internal Revenue Code of 1986.

The Amended and Restated Employment Agreements with Andrew Gordon and David Gordon are filed herewith as Exhibits 10.14 and 10.15, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

10.14	Amended and Restated Employment Agreement by and among Coffee Holding Co., Inc. and Andrew Gordon.

10.15	Amended and Restated Employment Agreement by and among Coffee Holding Co., Inc. and David Gordon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2008	COFFEE HOLDING CO., INC.

	By:	/s/Andrew Gordon
	Name:	Andrew Gordon
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.14	Amended and Restated Employment Agreement by and among Coffee Holding Co., Inc. and Andrew Gordon.

10.15	Amended and Restated Employment Agreement by and among Coffee Holding Co., Inc. and David Gordon.